UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 22, 2015 (Date of earliest event reported December 18, 2015)

TCP INTERNATIONAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Switzerland	1-36521	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Alte Steinhauserstrasse 1
6330 Cham, Switzerland
(Address of principal executive offices)
(330) 995-6111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 18, 2015, K.R. "Kaj" den Daas, the Company's Chief Executive Officer, entered into an employment agreement with our subsidiary, Technical Consumer Products, Inc. for a term of two years commencing on July 2, 2015 (the “Effective Date”), with the option to extend the term for an additional one year upon mutual written agreement. Under the terms of his agreement, Mr. den Daas is paid a minimum annual salary of $350,000, receives an annual housing allowance of $48,000 and the use of a Company automobile, and is entitled to receive one-time relocation benefits of up to $62,500.  Mr. den Daas will also be eligible to receive all other benefits which are or may become generally available to the Company’s full-time employees and the members of its management team. Mr. den Daas also has been granted 400,000 restricted share units that will vest in full on the first anniversary of the Effective Date.  On or after the first anniversary of the Effective Date, subject to, among other things, his continued service to the Company through such date, Mr. den Daas will receive up to an additional 400,000 restricted share units.  This second restricted share unit award will vest in full on the second anniversary of the Effective Date, with the actual number of shares issued to be determined by reference to the fair value of the Company’s Common Shares on that date.  In the event of a change in control of the Company (as defined in the award agreement), restricted share units that have not vested or been forfeited will vest on a pro-rata basis, based on Mr. den Daas’ actual service during the term of the award, unless a replacement award is provided.

If the employment agreement is not renewed by the Company or if Mr. den Daas is terminated without cause or if he terminates his employment for good reason, he is entitled to severance comprised of continuing salary for one year and any earned but unpaid bonus up to the effective date of termination. He is also subject to certain confidentiality and restrictive covenants, including non-competition and non-solicitation provisions for a period of one year after his termination, and other customary provisions.

A copy of the complete employment agreement is filed as exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX	DESCRIPTION
99.1	Employment Agreement between Technical Consumer Products, Inc. and K.R. den Daas, effective December 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TCP INTERNATIONAL HOLDINGS LTD.
By:	/s/ Brian Catlett
Brian Catlett Chief Financial Officer and Treasurer

Date: December 22, 2015